UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 18, 2014
Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

800-788-0822
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On November 18, 2014, Rosetta Stone Inc. (the “Company”) entered into a Nomination and Support Agreement (the “Agreement”) with the “Osmium Parties” pursuant to which the Osmium Parties agreed to certain standstill provisions and the Company agreed to take all action necessary to appoint and nominate Arthur John Hass III to the Company’s Board of Directors (the “Board”). The “Osmium Parties” means collectively John H. Lewis, Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, Osmium Diamond, LP, and Osmium Special Opportunity Fund, LP.

A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

This Agreement is further described below in Item 5.02 and that description is incorporated herein by reference.

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On November 18, 2014, Rosetta Stone Inc. (the “Company”) entered into a Nomination and Support Agreement (the “Agreement”) with the Osmium Parties pursuant to which the Osmium Parties agreed to certain standstill provisions and the Company agreed to take all action necessary to appoint and nominate Arthur John Hass III to the Company’s Board and to the Company's Audit Committee, subject to Mr. Hass' continuing to meet the Audit Committee's independence requirements. The summary of the Agreement below does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference hereto.

The Board has unanimously voted to increase the size of its Board to eight members and elected Mr. Hass as a director effective November 18, 2014 and appointed him as a member of the Company’s Audit Committee.  Mr. Hass was assigned to Class I of Rosetta Stone’s classified board.  The next election of Class I directors will be at the 2016 annual meeting of the Company’s stockholders (the “2016 Annual Meeting”).

Under the Agreement, the Osmium Parties have agreed not to conduct a proxy contest for the election of directors with respect to the 2015 annual meeting of stockholders (the “2015 Annual Meeting”) or any other annual meeting of stockholders during the Standstill Period (each, an “Applicable Meeting”), and to vote in favor of, or abstain from voting for, all directors nominated by the Board for election at the 2015 Annual Meeting or any Applicable Meeting and for all other routine matters at such meetings supported by the Board.

The Agreement also provides that, during the Standstill Period, the Osmium Parties and their affiliates and associates will not beneficially own more than 16.5% of the total outstanding shares of common stock of the Company, provided that if the closing price per share of the Company’s common stock on the New York Stock Exchange drops below $6.50 per share for five consecutive trading days, this limit shall increase to 19.9% of the outstanding shares of the Company’s common stock until the closing sales price per share of the Company’s common stock on the NYSE increases again to above $6.50 on any trading day, at which time the limit is reduced to the shares beneficially owned by the Osmium Parties and their affiliates and associates as of the first date that the closing price of the Company’s common stock on the NYSE is again above $6.50.

The “Standstill Period” means the latest of (A) six months from November 18, 2014, (B) sixty days after Mr. Hass is no longer serving as a director of the Company, and (C) if Mr. Hass is a director at all times until the time nominations are due for the 2016 Annual Meeting and is nominated and agrees to serve on the Company’s slate of director nominees for the 2016 Annual Meeting, the period from the printing of the proxy statement for that meeting until the conclusion of that meeting. The Standstill Period shall in no event extend beyond the date of the 2016 Annual Meeting.

As a condition to Mr. Hass’ appointment as a director, the Company required Mr. Hass to sign a Director Agreement. Under the Director Agreement, Mr. Hass agreed that he does not, and while he is a director will not, receive any compensation from any of the Osmium Parties other than the return on his investment as a limited partner in various funds; have any investment authority with any of the Osmium Parties; or have any ownership interest in any Osmium Party other than his interest as a limited partner in certain funds. Under the Director Agreement, Mr. Hass agreed that he has not given any commitment or assurance as to how he would act or vote as a director on any issue or question, and he has agreed not to make such a commitment or assurance that could limit or interfere with his ability to comply with his fiduciary duties under applicable law. Mr. Hass has also agreed not to accept any compensation from anyone other than the Corporation with respect to his service as a director of the Company. Upon the occurrence of certain events including the Osmium Parties and their affiliates and associates ceasing to beneficially own at least 5% of the Company’s outstanding common stock, the Company may cause Mr. Hass to resign from the Board and the Audit Committee.

Mr. Hass is a limited partner in various of the Osmium funds which own shares of Rosetta Stone common stock.  Through his limited partnership interest in those funds, as of October 31, 2014, Mr. Hass had an indirect ownership interest in approximately 111,000 shares of Rosetta Stone stock, but he does not control the voting or disposition of those shares.

As a director, Mr. Hass will participate in the standard non-employee director compensation arrangements described on pages 13 through 14 of the Company’s 2014 Proxy Statement filed with the Securities and Exchange Commission on April 10, 2014, except that the annual grant of equity for non-employee directors was increased in May 2014 to an annual grant of equity with a fair market value as of the date of grant of $110,000 comprised of the equivalent to $55,000 in restricted stock units and $55,000 in stock options, subject to the terms of the 2009 Omnibus Incentive Plan, as amended, and the applicable form of award agreement. Mr. Hass’ award will be pro-rated for services to be rendered through the Company’s 2015 Annual Meeting of Stockholders.  Mr. Hass also will receive the same indemnification as the Company’s other non-employee directors, pursuant to an agreement in the form of that filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K filed with the Securities Exchange Commission on March 3, 2014.

A copy of the press release in which his election was announced is attached hereto as Exhibit 99.1 to this report.

Item 9.01.                                       Financial Statements and Exhibits.

(d)                                Exhibits.

10.1    Nomination and Support Agreement, dated November 18, 2014, by and between Rosetta Stone Inc., John H. Lewis, Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, Osmium Diamond, LP, and Osmium Special Opportunity Fund, LP.

99.1                       Press Release dated November 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2014

	By:	/s/ Bruce C. Ghrist
		Name:	Bruce C. Ghrist
		Title:	Acting General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1
Nomination and Support Agreement, dated November 18, 2014, by and between Rosetta Stone Inc., John H. Lewis, Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, Osmium Diamond, LP, and Osmium Special Opportunity Fund, LP.

99.1	Press Release, dated November 19, 2014